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[Logo of Minnesota Mutual]             VARIABLE GROUP UNIVERSAL LIFE APPLICATION

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The Minnesota Mutual Life Insurance Company . Group Insurance . 400 Robert
Street North . St. Paul, Minnesota 55101-2098
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                                                      POLICY NUMBER:
SPOUSE APPLICATION
                                                    ===========================
Insured's Information
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NAME                     DATE OF BIRTH     SOCIAL SECURITY NUMBER     GENDER
                                                                      [_]M  [_]F

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STREET ADDRESS      CITY       STATE       ZIP CODE     DAYTIME TELEPHONE NUMBER

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BENEFICIARY'S NAME          SOCIAL SECURITY NUMBER      RELATIONSHIP AND CLASS

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MAILING ADDRESS
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[_] Yes [_] No  Have you used tobacco in any form during the past 12 months?
[_] Yes [_] No  Will the insurance applied for replace or change an existing life insurance policy or annuity?
[_] Yes [_] No  On the date you sign this application, are you actively working outside your home at least ____ hours per week?

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To be eligible for the guaranteed issue amount an eligible employee's spouse must be actively working outside his or her home for at least ____ hours per week on the date he or she signs this application for coverage, and for ____ hours per week for each of the ____ week(s) immediately prior to the date this application for coverage is approved by Minnesota Mutual. If you have answered yes to the third question, and you meet the eligibility requirements as stated above, you are eligible for the spouse guaranteed issue amount as specified on the policyholder's application to the group.
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Employee Information
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NAME                                     DATE OF BIRTH

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EMPLOYER         DATE OF EMPLOYMENT      EMPLOYMENT LOCATION

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EMPLOYEE IDENTIFICATION NUMBER

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Insurance Information
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                                -----------------------
    Insurance Amount:            $
                                =======================

    Child Term Rider            ---------------
    (if elected, please list     $
    names and dates of birth    ===============
    below.)

    Premium Amount:         (1) -----------------------
                                 $
                                =======================

    Additional Amount Paid: (2) -----------------------
                                 $
                                =======================

    Child Rider Premium:    (3) -----------------------
                                 $
                                =======================

    Total Premium:              -----------------------
    (Add Lines 1-3)              $
                                =======================

NOTE: You or your spouse may choose children's coverage, NOT both.
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  Child's Name       Date of Birth        Child's Name         Date of Birth
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94-18667 Rev.2-96                                             Minnesota Mutual 1

ACCOUNT OPTIONS

Please select the allocation of net premium:
(Allocations must total 100%. Minimum of 10% in any account, allocations must be in increments of 1%.)

     % Guaranteed Account
-----


Sub-Account Options:

Government                        Fixed            Balance              Equity
----------                        -----            -------              ------
  % Maturing Government Bond 1998   % Bond           % Asset Allocation   % Growth
  % Maturing Government Bond 2002   % Mortgage                            % Value Stock
  % Maturing Government Bond 2006   % Money Market                        % International Stock
  % Maturing Government Bond 2010   % High Yield                          % Capital Appreciation
                                                                          % Small Company
                                                                          % Index 500
                                                                          % Equity-Income
                                                                          % Contrafund


Owner


The Proposed Insured will be the Owner of any policy issued on this application, unless requested otherwise below. The Owner has every benefit, right or privilege given by policy terms. Policy transactions between Minnesota Mutual and the Owner do not require the Insured's notice or consent.


Name (If a Corporation, give the state in which it is incorporated)

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Relationship to Proposed Insured
                                 --------------------------------

Tax I.D. Number or Social Security Number
                                          -----------------------

Owner's Address
                --------------------------------------------------------------

City                                  State                  Zip Code
     --------------------------------       ----------------          --------


I agree that because this application is for a Variable Group Universal Life policy, that Minnesota Mutual, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.


I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.



SPOUSE'S SIGNATURE (or owner's if different)                DATE

X
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94-18887 Rev. 2-96                                          Minnesota Mutual 2
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INVESTMENT SUITABILITY - TO BE COMPLETED BY OWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed Owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the Owner.

NOTE: If the proposed Insured and proposed Owner are not the same, the proposed Owner must complete questions 9-11 also.

 1.  Have you received the prospectuses for the Minnesota
     Mutual Variable Universal Life Account, the MIMLIC
     Series Fund, Inc. (attached to the Minnesota Mutual
     Variable Universal Life Account Prospectus), and for
     Fidelity's Variable Insurance Products Funds?            [_] Yes  [_] No

 2.  Would you like us to send you a Statement of Additional
     Information referred to in the prospectuses named
     above?                                                   [_] Yes  [_] No

 3.  Are you an employee of Minnesota Mutual or an employee
     of one of its subsidiaries?                              [_] Yes  [_] No

 4.  Are you a spouse or dependent child of an employee of
     Minnesota Mutual or a subsidiary?                        [_] Yes  [_] No

 5.  Are you an employee of a NASD firm?                      [_] Yes  [_] No

 6.  Dependents: [_] Spouse  Age        [_] Children  Ages
                                 -----                     ----------

 7.  Current Approximate:

     Annual Income $        Assets $        Debt $        Tax Bracket       %
                    -------         -------       -------            -------

 8.  Other Investments:

     Savings               $---------   Balanced/Total Return Funds  $---------
     Insurance Cash Value  $---------   Stock Funds                  $---------
     Real Estate           $---------   Bond Funds                   $---------
     Business Interests    $---------   Individual Stocks            $---------
     Retirement Funds      $---------   Individual Bonds             $---------
     Other --------------  $---------

 9.  Ranking of Investment Objectives - (Rank 1-5, in order of importance):

     ----- Capital Preservation/Conservative Income     ----- Growth
     ----- Current Income                               ----- Aggressive Growth
     ----- Total Return/Conservative Growth

10.  Risk Tolerance (please check one):
             [_] Low Risk     [_] Moderate Risk     [_] High Risk

Please answer the following questions if the proposed Insured and the proposed Owner are not the same.

11.  Employer
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     Address
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     Occupation                                   Years Employed
               ----------------------------------               --------------

12.  Are you of legal age in the state of your mailing address? [_] Yes [_] No

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SPOUSE'S SIGNATURE (OR OWNER'S IF DIFFERENT)                DATE
X
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                              FOR HOME OFFICE USE
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SUITABILITY ACCEPTED BY REGISTERED PRINCIPAL                DATE

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94-18667 Rev. 2-96                                          Minnesota Mutual 3